EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-83809 and 333-138054) pertaining to Applied Industrial Technologies, Inc. Retirement Savings Plan for our report dated June 16, 2026 with respect to the financial statements and supplemental schedule of Applied Industrial Technologies, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) as of and for the year ended December 31, 2025.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio

June 16, 2026